Exhibit 5.1

Nelson Mullins Riley & Scarborough LLP

Attorneys and Counselors at Law

104 South Main Street / Ninth Floor / Greenville, South Carolina 29601

Tel: 864.250.2300  Fax: 864.232.2925

www.nelsonmullins.com

July 30, 2012

First Community Corporation
5455 Sunset Boulevard
Lexington, SC 29072

Re: First Community Corporation Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to First Community Corporation, a South Carolina corporation (the “Company”), in connection with the proposed registration by the Company of 11,350 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series T (the “ Preferred Shares”), previously issued by the Company in private placement transactions pursuant to Rule 506 of Regulation D of the Securities Act of 1933 (the “Act”) in connection with the Capital Purchase Program of the Troubled Asset Relief Program of the United States Department of the Treasury (the “Treasury”), and the related preparation and filing of a Registration Statement on Form S-1 that is being filed herewith under the Act with the Securities and Exchange Commission (such Registration Statement, as amended and supplemented, is hereinafter referred to as the “Registration Statement”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Amended and Restated Articles of Incorporation; (ii) the Articles of Amendment to the Company’s Articles of Incorporation establishing the terms of the Preferred Shares; (iii) the Company’s Amended and Restated Bylaws; (iv) the form of the Preferred Shares certificate issued to the Treasury; (v) certain resolutions of the Board of Directors of the Company relating to the issuance of the Preferred Shares; and (vi) certain statements and representations of officers and other representatives of the Company and its agents, including certificates provided in connection with the private placement of the shares that are being registered for resale by this Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.  We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.  We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

With offices in the District of Columbia, Florida, Georgia, Massachusetts, North Carolina, South Carolina, Tennessee and West Virginia

Based on the foregoing and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Preferred Shares have been duly authorized, validly issued and fully paid and are nonassessable.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the South Carolina Business Corporation Act, as amended (including the statutory provisions, all applicable provisions of the South Carolina Constitution, and reported judicial decisions interpreting those laws).

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission.

We do not find it necessary for the purposes of this opinion, and accordingly do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Preferred Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.  This opinion speaks only as of the date that the Registration Statement becomes effective under the Act and we assume no obligation to revise or supplement this opinion after the date of effectiveness of the Registration Statement.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

NELSON MULLINS RILEY & SCARBOROUGH LLP